Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
NRG Energy to Acquire Assets in California, New England and South Central
—Improves Geographic and Dispatch Level Diversity, Reduces Fleet’s Carbon Intensity—
PRINCETON, NJ; August 13, 2010—NRG Energy, Inc. (NYSE: NRG) has signed a definitive agreement with an affiliate of The Blackstone Group L.P. to purchase 3,884 megawatts (MW) of Dynegy Inc. assets in California and Maine for $1.36 billion, or $351/kilowatt. In a separate transaction, NRG has agreed to acquire the Cottonwood Generating Station, a 1,279 MW natural gas-fueled plant in the Entergy zone of east Texas, from Kelson Limited Partnership for $525 million, or $410/kilowatt. The Company intends to fund both acquisitions with a combination of cash and other funding sources. Both acquisitions are expected to close by year end.
The assets strengthen NRG’s regional and dispatch diversity by greatly expanding the Company’s load following mid-merit generation profile. The addition of combined cycle plants in northern California expands capabilities across the state, advances the Company’s ability to “firm” renewable resources with highly efficient gas generation, while lowering the overall carbon intensity of NRG’s fleet. NRG currently contracts with Cottonwood, one of the newest and most efficient plants in the region, to support current long-term contracts in Louisiana, Arkansas and East Texas. Owning Cottonwood will allow for future contracting opportunities and will enable NRG to provide additional balancing and ancillary services. The Company expects the transactions will be accretive to adjusted EBITDA and free cash flow immediately.
“We’ve sought for many years to fill the gap in our combined cycle gas portfolio in our core markets,’’ said David Crane, President and CEO of NRG Energy. “With these acquisitions of ideally located assets, we are filling that gap in three of our four core regions while furthering our long-standing strategy of being a regionally focused, multi-fuel scale generator with the ability to dispatch our assets efficiently across the merit order in each of our core markets.”
Blackstone Senior Managing Director David Foley said, “Blackstone’s relationship with NRG began with NRG’s acquisition of Texas Genco five years ago and we are pleased to continue that partnership by working together on an exclusive basis to structure this innovative transaction involving the simultaneous sale of certain Dynegy assets to NRG with the closing of Blackstone’s acquisition of Dynegy.”
Strategic and Financial Benefits
•	Enhances Geographic Diversity and Builds Scale in Core Regions

These acquisitions build greater balance across the Company’s core operating regions. Capacity in the West region would more than double, constituting 19% of the overall domestic fleet, from 9% currently. South Central region capacity increases from 12% to 14% of the Company’s overall installed megawatts in the United States.

Exhibit 99.1
•	Improves Emission Intensity and Dispatch Level Diversity

By adding 2,839 MW of modern, high-efficiency, combined cycle generation, the Company enhanced its ability to firm renewables, increased mid-merit profile and improved the NRG fleet’s fuel diversity. In terms of total fleet output, the Company increased the share of generation from gas- or oil-fueled plants from 11% to 23% (based on 2009 data).

•	Accretes to EBITDA

The new asset portfolio is expected to contribute between $175 and $225 million in annualized adjusted EBITDA. Key drivers regarding that contribution are: the high dispatch profile for Casco Bay and Moss Landing 1& 2 due to their favorable merit-order position, location and interconnection to load; a significant portion of the portfolio in California is contracted with highly credit-worthy entities for the next several years; and portfolio synergies provided by Cottonwood to the South Central region’s load-following capability.
Specific Asset Description — The new asset portfolio totals 5,163 MW, bringing NRG’s generation portfolio to 28,608 megawatts—enough to supply nearly 23 million homes.

Name	Capacity (MW)	Technology	Fuel	Contracted

Casco Bay	540	Combined Cycle	Natural Gas	Capacity only (FCM)

Moss Landing (1&2)	1,020	Combined Cycle	Natural Gas	Capacity only (RA)

Moss Landing (6&7)	1,509	Steam Turbine	Natural Gas	Toll

Morro Bay	650	Steam Turbine	Natural Gas	Toll

Oakland	165	Combustion Turbine	Oil	RMR

Cottonwood	1,279	Combined Cycle	Natural Gas	None (merchant)
The transactions are subject to approvals from the Federal Energy Regulatory Commission and Department of Justice (Hart Scott Rodino). The transaction with The Blackstone Group L.P. affiliate is conditioned upon the closing of its merger with Dynegy, which the parties intend to occur simultaneously, and requires notification to the California Public Utilities Commission. The Cottonwood acquisition also requires a Public Utility Commission of Texas notification.

Exhibit 99.1
NRG Energy, Inc., a Fortune 500 and S&P 500 Index company, owns and operates one of the country’s largest and most diverse power generation portfolios. Headquartered in Princeton, NJ, the Company’s power plants provide more than 24,000 megawatts of generation capacity—enough to supply more than 20 million homes. NRG’s retail business, Reliant Energy, serves more than 1.5 million residential, businesses, commercial and industrial customers in Texas. A past recipient of the energy industry’s highest honors—Platts Industry Leadership and Energy Company of the Year awards, NRG is a member of the U.S. Climate Action Partnership (USCAP), a group of business and environmental organizations calling for mandatory legislation to reduce greenhouse gas emissions. More information is available at www.nrgenergy.com.
Non-GAAP Reconciliation

Pre-Tax Income	25	75
Interest Expense	0	0
Depreciation & Amortization(1)	150	150
Adjusted EBITDA(2) of Contribution from Assets Acquired	175	225

(1)	Depreciation & Amortization is a preliminary estimate subject to change upon completion of final acquisition accounting.

(2)	Excludes MtM adjustments on economic hedges
Note:
EBITDA and adjusted EBITDA are non GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of adjusted EBITDA and adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.
EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debts or the cash income tax payments;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.
Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and adjusted EBITDA only

Exhibit 99.1
supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.
Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for reorganization, restructuring, impairment and corporate relocation charges, discontinued operations, write downs and gains or losses on the sales of equity method investments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.
Safe Harbor Disclosure
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include NRG’s expectations regarding the acquisition and forward-looking statements typically can be identified by the use of words such as “will,” “expect,” “believe,” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, unanticipated outages at our generation facilities, the inability to implement value enhancing improvements to plant operations and companywide processes, and uncertainties associated with the Dynegy-Blackstone merger, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction.
NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.
# # #

Media contacts:	Investor Relations:

Meredith Moore	Nahla Azmy
609.524.4522	609.524.4526

David Knox	Stefan Kimball
713.795.6106	609.524.4527

Lori Neuman	Erin Gilli
609.524.4525	609.524.4528

4